Exhibit 3.1
RESTATED CERTIFICATE OF INCORPORATION
OF
IAC INC.1
IAC Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
1.The name of the corporation is: IAC Inc. IAC Inc. was originally incorporated under the name IAC Holdings, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 19, 2019, and was subsequently amended and restated on June 30, 2020 and was further amended on June 30, 2020 at the time of which the Corporation’s name was amended to IAC/InterActiveCorp. Effective May 25, 2021, the Corporation further amended its Certificate of Incorporation in connection with the spin-off of Vimeo, Inc. Effective as of August 11, 2022, the Corporation further amended its Certificate of Incorporation to amend its corporate name from IAC/InterActiveCorp to IAC Inc. Effective as of June 12, 2024, the Corporation further amended its Certification of Incorporation to provide for officer exculpation for breach of fiduciary care under Section 102(b)(7) of the General Corporation Law of the State of Delaware.

2.This Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and duly executed and acknowledged by an officer of the Corporation in accordance with Sections 103 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
3.The text of the Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:
ARTICLE I
The name of the Corporation is IAC Inc.
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City
1     Compiled to comply with Item 601(b)(3) of Regulation S-K of the Securities Act of 1933, as amended.
Reflects the Restated Certificate of Incorporation of IAC/InterActiveCorp (effective as of June 30, 2020), the Certificate of Amendment of Restated Certificate of Incorporation of IAC/InterActiveCorp (effective as of May 25, 2021), the Certificate of Amendment of Restated Certificate of Incorporation of
IAC/InterActiveCorp (effective as of August 11, 2022) and the Certificate of Amendment of Restated
Certificate of Incorporation of IAC Inc. (effective as of June 12, 2024).

of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.
ARTICLE IV
Without regard to any other provision of the Certificate of Incorporation (including, without limitation, all of the provisions of Article IV), upon the effectiveness of the Certificate of Amendment to Restated Certificate of Incorporation containing this sentence (the “Reclassification Effective Time”), (a) each one share of Common Stock, $0.001 par value, of the Corporation that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Common Stock”) shall be and hereby is automatically reclassified as and changed (without any further act) into (i) one share of Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation, and (b) each one share of Class B Common Stock, $0.001 par value, of the Corporation, that is either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Reclassification Effective Time (the “Old Class B Common Stock”) shall be and is hereby automatically reclassified as and changed (without any further act) into (i) one share of Class B Common Stock, $0.0001 par value, of the Corporation and (ii) one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock, $0.01 par value, of the Corporation (collectively, the “Reclassification”). Each stock certificate that, immediately prior to the Reclassification Effective Time, represented shares of Old Common Stock or Old Class B Common Stock, as applicable, shall, from and after the Reclassification Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares (or fractions thereof as applicable) of Common Stock, Class B Common Stock, Series 1 Mandatorily Exchangeable Preferred Stock or Series 2 Mandatorily Exchangeable Preferred Stock, as applicable, into which the shares of Old Common Stock or Old Class B Common Stock, as applicable, represented by such certificate shall have been reclassified.
The Corporation shall have the authority to issue one billion six hundred million (1,600,000,000) shares of $0.0001 par value Common Stock, four hundred million (400,000,000) shares of $0.0001 par value Class B Common Stock and one hundred million (100,000,000) shares of $0.01 par value Preferred Stock (the “Preferred Stock”) (of which 1,413,740 shares are designated as shares of Series A Cumulative Preferred Stock, 2,000,000 shares are designated as shares of Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation, and 57,895 shares are designated as shares of Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation).
A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.COMMON STOCK
(1)The holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.
(2)In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock and any other class or series of stock entitled to share therewith, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.
(3)Each holder of Common Stock shall be entitled to vote one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the holders of the Common Stock. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock and any other class or series entitled to vote with the Common Stock and Class B Common Stock as a class shall at all times vote on all matters (including the election of directors) together as one class.
B.CLASS B COMMON STOCK
(1)The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock, such dividends if, as and when declared from time to time by the Board of Directors.
(2)In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and any other class or series of stock entitled to share therewith, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.
(3)Each holder of Class B Common Stock shall be entitled to vote ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or to the consent of the holders of the Class B Common Stock. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Common Stock and the holders of Class B Common Stock and any other class or series entitled to vote with the Common Stock and Class B Common Stock as a class shall at all times vote on all matters (including the election of directors) together as one class.

C.OTHER MATTERS AFFECTING SHAREHOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK
(1)In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically.
(2)Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.
(3)Upon the conversion of Class B Common Stock into shares of Common Stock, the Corporation shall take all necessary action so that said shares of Class B Common Stock shall be retired and shall not be subject to reissue.
(4)Notwithstanding anything to the contrary in this Certificate of Incorporation, the holders of Common Stock, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.
D.OTHER MATTERS AFFECTING SHAREHOLDERS OF COMMON STOCK AND CLASS B COMMON STOCK
(1)In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Common Stock or Class B Common Stock unless the shares of Common Stock and Class B Common Stock at the time outstanding are treated equally and identically.
(2)Shares of Class B Common Stock shall be convertible into shares of the Common Stock of the Corporation at the option of the holder thereof at any time on a share for share basis. Such conversion ratio shall in all events be equitably preserved in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.
(3)Upon the conversion of Class B Common Stock into shares of Common Stock, the Corporation shall take all necessary action so that said shares of Class B Common Stock shall be retired and shall not be subject to reissue.

(4)Notwithstanding anything to the contrary in this Certificate of Incorporation, the holders of Common Stock, acting as a single class, shall be entitled to elect twenty-five percent (25%) of the total number of directors, and in the event that twenty-five percent (25%) of the total number of directors shall result in a fraction of a director, then the holders of the Common Stock, acting as a single class, shall be entitled to elect the next higher whole number of directors.
E.PREFERRED STOCK
The Board of Directors is authorized, by resolution, to designate the voting powers, preferences, rights and qualifications, limitations and restrictions of the Preferred Stock and any class or series thereof.  Pursuant to subsection 242(b) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock or any class or series thereof may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of such subsection.
Pursuant to the authority conferred by this Article IV.D, in addition to the remaining provisions of this Article IV.D, the Series A Cumulative Preferred Stock has been designated, with such series consisting of such number of shares and such voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation as are stated and expressed in Exhibit A attached hereto (as it may be amended from time to time) and incorporated herein by reference.
(1)SERIES 1 MANDATORILY EXCHANGEABLE PREFERRED STOCK.
(a)All shares of Series 1 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common Stock or Class B Common Stock of the Corporation, (ii) pair passu with the Series 2 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)The holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.
(c)Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 1 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 1 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 1 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 1 Mandatorily Exchangeable Preferred Stock and

all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
(d)Holders of Series 1 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 1 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.
(e)Shares of Series 1 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
(f)To the fullest extent permitted by law, at the time that is one minute following the Reclassification Effective Time (the “Mandatory Exchange Effective Time”), each outstanding one one-hundredth of a share of Series 1 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for a number of shares of common stock (“Vimeo Common Stock”) of a corporation to be incorporated and subsequently renamed to Vimeo, Inc. (“Vimeo, Inc.”) equal to the Spin-off Exchange Ratio (as defined in the Separation Agreement to be entered into between the Corporation and Vimeo, Inc. (as it may be amended from time to time, the “Separation Agreement”)). A copy of the Separation Agreement, once entered into, shall be maintained by the Secretary of the Corporation at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Any reference in this Certificate of Incorporation to the Separation Agreement shall be deemed a reference to such Separation Agreement as amended from time to time in accordance with its terms. No fractional shares of Vimeo Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 1 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).
(g)Shares of Series 1 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 1 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.
(2)SERIES 2 MANDATORILY EXCHANGEABLE PREFERRED STOCK
(a)All shares of Series 2 Mandatorily Exchangeable Preferred Stock shall rank as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (i) prior to all of the now or hereafter issued shares of Common Stock or Class B Common Stock of the Corporation, (ii) pare passu with the Series 1 Mandatorily Exchangeable Preferred Stock of the Corporation and (iii) junior to all other series of Preferred Stock of the Corporation.
(b)The holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not be entitled to receive any dividends based on their holdings thereof.
(c)Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (upon liquidation, dissolution or winding up) to the Series 2 Mandatorily Exchangeable Preferred Stock unless, prior thereto, the holders of shares of Series 2 Mandatorily Exchangeable Preferred Stock shall have received $1.00 per share, or (ii) to the holders of shares of stock ranking on a parity (upon liquidation, dissolution or winding up) with the Series 2 Mandatorily Exchangeable Preferred Stock, except distributions made ratably on the Series 2 Mandatorily Exchangeable Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
(d)Holders of Series 2 Mandatorily Exchangeable Preferred Stock shall not have any voting rights by virtue of their ownership of any shares of Series 2 Mandatorily Exchangeable Preferred Stock except as otherwise from time to time may be required by law.
(e)Shares of Series 2 Mandatorily Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.
(f)To the fullest extent permitted by law, at the Mandatory Exchange Effective Time, each outstanding one one-hundredth of a share of Series 2 Mandatorily Exchangeable Preferred Stock shall be redeemed by the Corporation, without notice, in exchange for one share of Class B common stock of Vimeo, Inc. (“Vimeo Class B Common Stock”) equal to the Spin-off Exchange Ratio. No fractional shares of Vimeo Class B Common Stock, or certificates representing fractional shares thereof, shall be delivered to the former holders of Series 2 Mandatorily Exchangeable Preferred Stock as a result of the Reclassification. Stockholders that otherwise would be entitled to receive fractional shares of Vimeo Class B Common Stock shall be entitled to receive cash (without interest) as contemplated by the Separation Agreement (taking into account all shares of capital stock held by such stockholders).
(g)Shares of Series 2 Mandatorily Exchangeable Preferred Stock redeemed or otherwise acquired by the Corporation may thereafter be issued, but not as shares of Series 2 Mandatorily Exchangeable Preferred Stock and, upon their retirement, will be restored to the status of authorized and unissued shares of Preferred Stock.

ARTICLE V
The Board of Directors of the Corporation is expressly authorized to make, alter or repeal By-Laws of the Corporation, but the stockholders may make additional By-Laws and may alter or repeal any By-Law whether adopted by them or otherwise.
ARTICLE VI
Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.
ARTICLE VII
The Corporation is to have perpetual existence.
ARTICLE VIII
Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII. Any amendment or repeal of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.
ARTICLE IX
A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the General Corporation Law of the State of Delaware, (iv) of a director or officer for any transaction from which the director derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation. Any amendment or repeal of this Article IX shall not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment or repeal. The liability of a director or officer of the Corporation shall be further eliminated or limited to the full extent permitted by Delaware law, as it may hereafter be amended.
ARTICLE X
Meetings of stockholders may be held within or without the State of Delaware, as determined by the Board of Directors. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
ARTICLE XI
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except as prescribed by Article IV, above, and provided further that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.
ARTICLE XII
The number of directors of the Corporation shall be such number as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE XIII
A.COMPETITION AND CORPORATE OPPORTUNITIES
(1)To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Expedia Dual Opportunity about which an Expedia Dual Role Person acquires knowledge. An Expedia Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia, shall not be prohibited from communicating or offering any Expedia Dual Opportunity to Expedia, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia or (ii) the communication or offer to Expedia of any Expedia Dual Opportunity, so long as (x) the Expedia Dual Opportunity does not become known to the Expedia Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Expedia Dual Opportunity is not presented by the Expedia Dual Role Person to any party other than Expedia,

Match or Vimeo and the Expedia Dual Role Person does not pursue the Expedia Dual Opportunity individually.
(2)To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Match Dual Opportunity about which a Match Dual Role Person acquires knowledge. A Match Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match, shall not be prohibited from communicating or offering any Match Dual Opportunity to Match, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match or (ii) the communication or offer to Match of any Match Dual Opportunity, so long as (x) the Match Dual Opportunity does not become known to the Match Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Match Dual Opportunity is not presented by the Match Dual Role Person to any party other than Match, Expedia or Vimeo and the Match Dual Role Person does not pursue the Match Dual Opportunity individually.
(3)To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Vimeo Dual Opportunity about which a Vimeo Dual Role Person acquires knowledge. A Vimeo Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Vimeo Dual Opportunity that such Vimeo Dual Role Person has communicated or offered to Vimeo, shall not be prohibited from communicating or offering any Vimeo Dual Opportunity to Vimeo, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Vimeo Dual Opportunity that such Vimeo Dual Role Person has communicated or offered to Vimeo or (ii) the communication or offer to Vimeo of any Vimeo Dual Opportunity, so long as (x) the Vimeo Dual Opportunity does not become known to the Vimeo Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Vimeo Dual Opportunity is not presented by the Vimeo Dual Role Person to any party other than Vimeo, Expedia or Match and the Vimeo Dual Role Person does not pursue the Vimeo Dual Opportunity individually.
B.CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES
In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between Expedia, Match or Vimeo on the one hand and the Corporation or any of its Affiliated Companies on the other hand.
C.CERTAIN DEFINITIONS
For purposes of this Article XIII:
“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to Expedia, any Person controlled by Expedia, (iii) with respect to Match, any Person controlled by Match, and (iv) with respect to Vimeo, any Person controlled by Vimeo.
“Expedia” means Expedia Group, Inc., a Delaware corporation, and its Affiliated Companies.
“Expedia Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Expedia, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Expedia Dual Role Person” means any individual who is an officer or director of both the Corporation and Expedia.
“Match” means Match Group, Inc., a Delaware corporation originally incorporated on July 28, 1986 under the name Silver King Broadcasting Company, Inc., and its Affiliated Companies.
“Match Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Match, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Match Dual Role Person” means any individual who is an officer or director of both the Corporation and Match.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
“Vimeo” means a corporation to be incorporated and subsequently renamed to Vimeo, Inc., and its Affiliated Companies.

“Vimeo Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Vimeo, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.
“Vimeo Dual Role Person” means any individual who is an officer or director of both the Corporation and Vimeo.
D.TERMINATION
The provisions of this Article XIII shall have no further force or effect (i) with respect to Expedia Dual Role Persons or Expedia Dual Opportunities at such time as (a) the Corporation and Expedia are no longer Affiliates and (b) none of the directors and officers of Expedia serve as directors or officers of the Corporation and its Affiliated Companies, (ii) with respect to Match Dual Role Persons and Match Dual Opportunities at such time as (a) the Corporation and Match are no longer Affiliates and (b) none of the directors and officers of Match serve as directors or officers of the Corporation and its Affiliated Companies and (iii) with respect to Vimeo Dual Role Persons and Vimeo Dual Opportunities at such time as (a) the Corporation and Vimeo are no longer Affiliates and (b) none of the directors and officers of Vimeo serve as directors or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and Expedia, Match or Vimeo, on the other hand, as applicable, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.
E.DEEMED NOTICE
Any person or entity purchasing or otherwise acquiring or obtaining any interest in any capital stock of the Corporation shall be deemed to have notice and to have consented to the provisions of this Article XIII.
F.SEVERABILITY
The invalidity or unenforceability of any particular provision, or part of any provision, of this Article XIII shall not affect the other provisions or parts hereof, and this Article XIII shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.
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